Free Writing Prospectus
Filed Pursuant to Rule 433
Related to the Preliminary Prospectus, dated January 24, 2014
Registration Statement No. 333-185394
January 28, 2014

This free writing prospectus relates only to the underwritten equity offering of North Atlantic Drilling Ltd., or the Company, and should be read together with the preliminary prospectus dated January 24, 2014 relating to this offering included in the registration statement on Form F-1 (File No. 333-185394).

At the request of the Company, the Underwriters have agreed to sell Seadrill Limited, the Company's majority shareholder, up to 10% of the common shares to be offered and sold in this offering, excluding common shares that may be sold pursuant to the underwriters' option to purchase additional common shares.

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-870-8565.